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                                                                    Exhibit 10.1

                                    Agreement
                                    ---------

      This Agreement is made and entered into as of this 26th day of February, 2009, by and between PVF CAPITAL CORP., an Ohio corporation ("PVF"), whose principal place of business is located at 30000 Aurora Road, City of Solon, County of Cuyahoga, and State of Ohio; PARK VIEW FEDERAL SAVINGS BANK, a federally chartered savings association ("Park View"), whose principal place of business is located at 30000 Aurora Road, City of Solon, County of Cuyahoga, and State of Ohio; and MARTY ADAMS CONSULTING LLC, an Ohio limited liability company ("MAC"), whose having principal place of business is located at 13 Township Highway 294, Village of Salineville, County of Jefferson, State of Ohio.

                                    Recitals
                                    --------

      (1) PVF is the holding company for, and owner and operator of, among other entities, Park View, with offices in Cuyahoga, Geauga, Lake, Lorain, Medina, Portage, and Summit Counties, Ohio.

      (2) PVF and Park View have the need for the services of an Interim Chief Executive Officer to lead its operations for a period of ninety (90) days, more or less, beginning on or about March 4, 2009.

      (3) PVF and Park View acknowledge and agree that the powers and duties of said Interim Chief Executive Officer shall be functionally equivalent in all respects to those of the typical position of Chief Executive Officer within the banking industry, provided that said powers and duties shall not include service by Adams upon the boards of directors of PVF or Park View.

      (4) Mr. Marty E. Adams, the principal of MAC ("Adams"), has had an extensive and successful career as the chief executive officer of certain banking intuitions.

      (5) PVF and Park View are fully informed of the skills and career of Adams and have requested that MAC provide the services of Adams to serve as Interim Chief Executive Officer of PVF and Park View for said period.

      (6) MAC agrees to provide the services of Adams to PVF and Park View as herein provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties as follows:

      1. Adams will serve as Interim Chief Executive Officer of PVF and Park View for a period of ninety (90) days, commencing on March 4, 2009.

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      2. In consideration of the services of Adams, MAC will be paid sum of
$40,000.00 monthly, payable in advance on the 4th day of each month, prorated for any period of a month of service by Adams.

      3. PVF shall have MAC and Adams covered, at PVF's expense, under PVF's existing Zurich policy of officers and directors liability insurance during the term of this agreement.

      4. PVF or Park View, as the case may be, shall reimburse MAC for the expenses of travel, entertainment, lodging, meals, and other costs incurred by MAC or Adams in the performance of MAC's and Adams' duties herein in accordance with, and subject to, Park View's Expense Reimbursement and Accounts Payable Policy as adopted by Park View's Board of Directors.

      5. MAC on the one hand, and PVF and Park View on the other hand, covenant and agree that neither it nor any of its employees will reveal to any person, firm, or corporation any confidential information of any nature concerning the other party hereto or their businesses, or anything connected therewith. As used in this Paragraph 5, the term "confidential information" means all of a party's and its or their affiliates' confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Agreement, including but not limited to:

      (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

      (b) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

      (c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

      (d) trade secrets, as defined from time to time by the laws of the State of Ohio. This paragraph 5 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by Adams in the ordinary course of business and within the scope of his authority as Interim Chief Executive Officer of PVF and Park View.

      MAC agrees to immediately deliver or return to PVF and Park View upon termination, upon expiration of this Agreement, or as soon thereafter as possible, all material written information and any other similar items furnished by PVF or Park View or prepared by MAC or an employee of MAC in connection with MAC's services hereunder and to immediately delete all electronically stored data of PVF and Park View maintained on the personal computers MAC and any employee of MAC and to return all PVF- or Park View-provided computers or communication devices (i.e., laptop, Blackberry, PDA, etc.). MAC and its employees will retain no copies thereof after termination of this Agreement.

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      6. MAC agrees that neither it or any of its employees will, directly or indirectly, solicit or employ the services of any officer or employee of PVF or Park View (including an individual who was an officer or employee of PVF or Park View during the one year period following the termination of this Agreement) for one year after the termination of this Agreement.

      7. The term of this agreement may be extended by agreement of the parties upon a month-to-month basis and, unless otherwise modified, under the terms and conditions set forth herein.

      8. PVF, Park View, and MAC, and each of them, may terminate this agreement upon fourteen (14) days' prior written notice.

      9. This agreement shall be governed by and construed under the laws of the State of Ohio.

IN WITNESS WHEREOF:

Accepted and agreed by PVF CAPITAL        Accepted and agreed by MARTY ADAMS
CORP.:                                    CONSULTING LLC:




By /s/ Mark D. Grossi                     By /s/ Marty Adams
   --------------------------------          --------------------------------

Title Chairman of the Board               Title President - Marty Adams
      -----------------------------             -----------------------------
                                                Consulting LLC
                                                -----------------------------

Date February 26, 2009                    Date  February 26, 2009
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Accepted and agreed by PARK VIEW
FEDERAL SAVINGS BANK:




By  /s/ Mark D. Grossi
    -------------------------------

Title Chairman of the Board
      -----------------------------

Date  February 26, 2009
      -----------------------------